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                                  EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is entered into on the 19th day of April 1999, by and between James M. Harris, an individual ("Executive"), and California Amplifier, Inc., a Delaware corporation (the "Company").

                                 R E C I T A L S

     WHEREAS, the Company, Gardiner Communications Corp., a Delaware corporation ("Gardiner"), Executive and other stockholders of Gardiner have entered into a certain Asset Purchase Agreement dated as of April 19, 1999 (the "Asset Purchase Agreement") providing for the purchase by the Company of certain assets of Gardiner;

     WHEREAS, the Company and Gardiner have entered into a certain Transition Services Agreement dated as of April 19, 1999 (the "Transition Services Agreement") pursuant to which Gardiner shall provide the Company with certain services for a limited period of time (such period of time, the "Transition Period"); and

     WHEREAS, the Company and Executive desire to enter into this Agreement pursuant to which Executive will provide the Company with certain services during the Transition Period and for a period of time thereafter;

     NOW, THEREFORE, in consideration of the covenants and agreement contained herein, the parties hereto agree as follows:

                                A G R E E M E N T

     1.   EMPLOYMENT BY THE COMPANY AND TERM.

     (a) FULL TIME AND BEST EFFORTS. Subject to the terms set forth herein, the Company agrees to employ Executive as Director of Operations, Gardiner during the Transition Period and as Director, Satellite Technology after the Transition Period, and in such other capacities as may be requested from time to time by the Board of Directors of the Company (the "Board") or a duly authorized committee thereof, and Executive hereby accepts such employment. Executive shall render such other services for the Company and corporations controlled by, under common control with or controlling, directly or indirectly, the Company, and to successor entities and assignees of the Company as the Company may from time to time reasonably request and as shall be consistent with the duties Executive is to perform for the Company and with Executive's stature and experience. During the term of his employment with the Company, Executive will devote his full time and attention exclusively to, and use his best efforts to advance, the business and welfare of the Company.


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     (b) DUTIES. Executive shall serve in an executive capacity and shall perform such duties as are customarily associated with his title of Director of Operations, Gardiner during the Transition Period and of Director, Satellite Technology after the Transition Period, as required by the Board.

     (c) COMPANY POLICIES. The employment relationship between the parties shall be governed by the general employment policies and practices of the Company, including but not limited to those relating to protection of confidential information, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

     (d) TERM. The term of employment of Executive under this Agreement (the "Term") shall be one (1) year commencing on April 19, 1999, unless earlier terminated; PROVIDED, HOWEVER, that the Term may be renewed on terms and conditions mutually agreeable to both parties. The Company shall not have any express or implied obligation under any circumstances to extend Executive's employment beyond the end of the Term.

     2.   COMPENSATION AND BENEFITS.

     (a) NON-COMPETE. As consideration for Executive's covenant not to compete contained herein and in the Asset Purchase Agreement, Executive shall receive One Million Two Hundred Fifty Thousand Dollars ($1,250,000) on the date hereof.

     (b) SALARY. During the Transition Period, Executive shall receive for services to be rendered hereunder a salary at the rate of Two Hundred Fifty Thousand Dollars ($250,000) per year payable at least as frequently as monthly and subject to payroll deductions as may be necessary or customary in respect of the Company's salaried employees (the "Base Salary"). After the Transition Period, the Base Salary shall be reduced to One Hundred Fifty Thousand Dollars ($150,000) per year.

     (c) BONUSES. Executive's eligibility to receive bonuses during the Term, and the amount of any such bonuses, shall be determined in the sole and absolute discretion of the Board or a duly authorized committee thereof.

     (d) ROYALTIES. After the Transition Period, Executive shall receive royalty payments based on the Company's revenues from sales occuring after the Transition Period for new products designed principally by Executive. Such royalty payments shall equal (i) one percent (1.0%) of revenues on such products if the Company's standard gross margin on such products at such time is thirty percent (30%) or less, (ii) one and one-half percent (1.5%) of revenues on such products if the Company's standard gross margin on such products at such time is forty percent (40%) or less but over thirty percent (30%) or (iii) one and three-fourths percent (1.75%) of revenues on such products if the Company's standard gross margin on such products at such time is greater than forty percent (40%). For each new product designed principally by Executive, such royalty payments shall continue for a period of three (3) years from the date of product qualification by the Company.


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     (e) PARTICIPATION IN BENEFIT PLANS. During the Term, Executive shall be entitled to participate, on the same terms and conditions generally applicable to members of senior management of the Company, in any group insurance, hospitalization, medical, dental, health and accident, disability, pension or similar plan or program of the Company now existing or established hereafter to the extent that he is eligible under the general provisions thereof. The Company may, in its sole discretion and from time to time, establish additional or eliminate or modify existing benefit programs as it deems appropriate.

     3. REASONABLE BUSINESS EXPENSES AND SUPPORT. Executive shall be reimbursed for documented and reasonable business expenses in connection with the performance of his duties hereunder within the limits of the annual budget for such expenses approved by the Board. Executive shall be furnished reasonable office space, assistance and facilities.

     4. TERMINATION OF EMPLOYMENT. The date on which Executive's employment by the Company ceases, under any of the following circumstances, shall be defined herein as the "Termination Date."

     (a) TERMINATION FOR CAUSE.

          (i) TERMINATION; PAYMENT OF ACCRUED SALARY. The Board may terminate Executive's employment with the Company at any time for cause, immediately upon notice to Executive of the circumstances leading to such termination for cause or, in the event that paragraph (ii) below provides for a cure period, upon notice and the expiration of such cure period. In the event that Executive's employment is terminated for cause, Executive shall receive payment for all accrued salary through the Termination Date, which in this event shall be the date upon which notice of termination is given. The Company shall have no further obligation to pay severance of any kind nor to make any payment in lieu of notice.

          (ii) DEFINITION OF CAUSE. "CAUSE" means the occurrence or existence of any of the following with respect to Executive, as determined by a majority of the disinterested directors of the Board:

               (A) Executive's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or any felony punishable by imprisonment in the jurisdiction involved;

               (B) Executive's commission of an act of fraud upon the Company, whether prior to or subsequent to the date hereof;

               (C) Executive's failure or refusal to perform his duties as reasonably required by this Agreement, provided that termination of Executive's employment pursuant to this subparagraph (C) shall not constitute valid termination for cause unless Executive shall have first received written notice from the Company stating with specificity the nature of such failure or refusal and


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affording Executive at least five (5) days to correct the act or omission complained of;

               (D) gross negligence, insubordination, material violation by Executive of any duty of loyalty to the Company, or any other material misconduct on the part of Executive, provided that termination of Executive's employment pursuant to this subparagraph (D) shall not constitute valid termination for cause unless Executive shall have first received written notice from the Company stating with specificity the nature of such failure or refusal and affording Executive at least five (5) days to correct the act or omission complained of;

               (E) the repeated non-prescription use of any controlled substance, or the repeated use of alcohol or any other non-controlled substance which in the Board's reasonable determination renders Executive unfit to serve in his capacity as an officer or employee of the Company;

               (F) Executive's failure to report to work for any consecutive five-day period, other than for excused absences or reasonable medical or personal reasons;

               (G) sexual harassment by Executive that has been reasonably substantiated and investigated;

               (H) Executive's physical destruction of substantial property or assets of the Company; or

               (I) Executive's death.

     (b) TERMINATION UPON DISABILITY. The Company may terminate Executive's employment in the event Executive suffers a disability that renders Executive unable to perform the essential functions of his position, even with reasonable accommodation, for three (3) months within any six (6) month period. After the Termination Date, which in this event shall be the date upon which notice of termination is given, no further compensation will be payable under this Agreement.

     (c) TERMINATION WITHOUT CAUSE; SEVERANCE PAYMENTS. In the event that during the Term, Executive's employment is terminated by the Company other than pursuant to paragraph 4(a) or 4(b), then the Company shall pay Executive as severance an amount (the "Severance Payment") equal to the greater of (i) one-half of Executive's Base Salary for the remainder of the Term or (ii) two months of Executive's Base Salary, in either case payable in cash in a lump sum not later than thirty (30) days following the Termination Date (subject to applicable withholding); provided, however, that the Company shall continue to make royalty payments to Executive pursuant to paragraph 2(c) hereof.


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     (d) BENEFITS UPON TERMINATION. In the event that during the Term
Executive's employment is terminated by the Company other than pursuant to paragraph 4(a) or 4(b), all benefits provided under paragraph 2(d) hereof shall be extended, at Executive's election and at the same cost to Executive as when employed, to the extent permitted by the Company's insurance policies and benefit plans, for a period following Executive's Termination Date equal to the remainder of the Term, except as required by law (e.g., COBRA health insurance continuation election). In the event that during the Term Executive's employment is terminated (1) by the Company pursuant to paragraph 4(a) or 4(b) or (2) otherwise, such benefits shall not be extended under any circumstances, except
(x) as required by law (e.g., COBRA health insurance continuation election) and
(y) if Executive is terminated pursuant to paragraph 4(a)(ii)(I), in which case the Company shall continue coverage of Executive's dependents, if any, under all benefit plans or programs of the type listed in paragraph 2(c) for a period of three (3) months.

     5. PROPRIETARY INFORMATION OBLIGATIONS. During the Term, Executive will have access to and become acquainted with the Company's confidential and proprietary information, including but not limited to information or plans regarding the Company's personnel, or sales, marketing, and financial operations and methods; relationships with its customers, subcontractors, suppliers and redevelopment agencies and other governmental agencies (the "Relationships"); trade secrets; formulas; devices; secret inventions; processes; and other compilations of information, records, and specifications (collectively, the "Proprietary Information"). Executive shall not (a) disclose any of the Proprietary Information directly or indirectly, or use it in any way, either during the Term or at any time thereafter, except as required in the course of his employment for the Company or as authorized in writing by the Company, or
(b) intentionally jeopardize or abuse the Relationships to the detriment of the Company. All files, records, documents, computer-recorded information, drawings, specifications, equipment and similar items relating to the business of the Company, whether prepared by Executive or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be removed from the premises of the Company under any circumstances whatsoever without the prior written consent of the Company, except when (and only for the period) necessary to carry out Executive's duties hereunder, and if removed shall be immediately returned to the Company upon any termination of his employment and no copies thereof shall be kept by Executive.

     6. NONINTERFERENCE. In accordance with the terms and conditions set forth in the Asset Purchase Agreement, Executive agrees not to interfere with the business of the Company by directly or indirectly soliciting, attempting to solicit, inducing or otherwise causing any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any other employer.

     7. NON-COMPETITION. In accordance with the terms and conditions set forth in the Asset Purchase Agreement, Executive agrees that during the Term, he will not, without the prior written consent of the Company, directly or indirectly, possess an interest in, be employed by, or be connected with, as an employee, consultant, officer, director, partner, member, stockholder or joint venturer, any person or entity owning, managing, controlling, operating or otherwise



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participating or assisting in any business which is similar to or in competition with the business of the Company in any location; PROVIDED, HOWEVER, that the foregoing shall not prevent Executive from being a stockholder of less than one percent (1%) of the issued and outstanding securities of any class of a corporation listed on a national securities exchange or designated as national market system securities on an interdealer quotation system by the National Association of Securities Dealers, Inc.

     8.   MISCELLANEOUS.

     (a) NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by telecopy or telex) or the third day after mailing by first class mail to the recipient at the address indicated below:

     To the Company:

               California Amplifier, Inc.
               460 Calle San Pablo
               Camarillo, California  93012
               Attention:  Fred Sturm
               Telephone:  (805) 987-9000
               Facsimile:  (805) 987-2655

     To Executive:

               James M. Harris
               3505 Security Street
               Garland, Texas  75042
               Telephone:  (214) 341-4747
               Facsimile:  (214) 341-1933

or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

     (b) SEVERABILITY. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

     (c) ENTIRE AGREEMENT. This Agreement by and between Executive and the Company constitute the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersede and preempt


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any prior or contemporaneous understandings, agreements or representations by or between the parties, written or oral.

     (d) COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts and the signatures delivered by telecopy, each of which when so executed and delivered shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument and delivered in person. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

     (e) SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors and assigns, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the prior written consent of the Company.

     (f) ATTORNEYS' FEES. If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach therefore, the prevailing party shall be entitled to reasonable attorneys' fees, as well as costs and disbursements, in addition to any other relief to which he or it may be entitled.

     (g) AMENDMENTS. No amendments or other modifications to this Agreement may be made except by a writing signed by both parties. No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

     (h) CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of California.

     (i) ARBITRATION.

          (1) Except as provided in subparagraph (4) hereof, any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement, including any claim based on contract, tort or statute, shall be settled, at the request of either party, by arbitration conducted in Los Angeles, California, or such other location upon which the parties may mutually agree, before and in accordance with the then existing Rules of the American Arbitration Association ("AAA"), and judgment upon any award rendered by the arbitrator may be entered by any State or Federal court having jurisdiction thereof. Any controversy concerning whether a dispute is an arbitrable dispute shall be determined by the arbitrator. The parties intend that this agreement to arbitrate be valid, specifically enforceable and irrevocable. The designation of a situs or specifically a governing law for this agreement or the arbitration shall not be deemed an election to preclude application of the Federal Arbitration Act, if it would be applicable.


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          (2) The sole arbitrator shall be selected in accordance with the procedures of the AAA.

          (3) The arbitrator shall award to the prevailing party in any arbitration proceeding commenced hereunder, and the court shall include in its judgment for the prevailing party in any claim arising under this Agreement or relating to the transactions contemplated hereby, the prevailing party's costs and expenses (including expert witness expenses and reasonable attorneys' fees) of investigating, preparing and presenting such arbitration claim or cause of action.

          (4) Any party hereto may request a court of competent jurisdiction to grant provisional injunctive relief to such party solely for the purpose of maintaining the status quo until an arbitrator can render an award on the matter in question and such award can be confirmed by a court having jurisdiction thereof.



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     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first written above.

                              EXECUTIVE



                              /s/ James M. Harris
                              --------------------------------------------------
                                 James M. Harris




                              CALIFORNIA AMPLIFIER, INC.


                              By:  /s/ Fred Sturm
                                   ---------------------------------------------
                                   Fred Sturm
                                   President and Chief Executive Officer



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